Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

Statement of Eligibility and Qualification Under the

Trust Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

☐ Check if an application to determine eligibility

of a trustee pursuant to section 305(b)(2)

Deutsche Bank National Trust Company

(Exact name of trustee as specified in its charter)

300 South Grand Avenue
Los Angeles, California 90071	13-3347003
(Address of principal	(I.R.S. Employer
executive offices)	Identification No.)

PG&E Energy Recovery Funding LLC

(Exact name of obligor as specified in its charter)

Delaware	20-1707696
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

245 Market Street, Room 424
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Energy Recovery Bonds

(Title of the Indenture Securities)

Item 1.  General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS
Office of the Comptroller of the Currency	1114 Avenue of the Americas, Suite 3900 New York, New York 10036

(b)  Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.  Affiliations with Obligor

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 4.  Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, of certificates or interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a)  Title of the securities outstanding under each such other indenture.

If the obligor issues a second series of energy recovery bonds, it will be titled “PG&E Energy Recovery Funding LLC Energy Recovery Bonds, Series 2005-2” and will be issued under a separate indenture being qualified pursuant to this Form T-1.

(b)  A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not applicable.

Item 16.  List of Exhibits

Exhibit 1 -

Articles of Association as amended on April 15, 2002.

Exhibit 2 -

Certificate of the Comptroller of the Currency dated August 6, 2004.

Exhibit 3 -

Certification of Fiduciary Powers dated August 6, 2004.

Exhibit 4 -

Existing By-Laws of Deutsche Bank National Trust Company as amended dated May 21, 2003.

Exhibit 5 -

Not Applicable.

Exhibit 6 -

Consent of Deutsche Bank National Trust Company required by Section 321(b) of the Act.

Exhibit 7 -

Reports of Condition of Deutsche Bank National Trust Company, dated as of September 30, 2004.  Copy attached separately.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of New York, and State of New York, on the 7th day of January, 2005.

Deutsche Bank National Trust Company
By:	/s/ Peter T. Becker
Peter T Becker Vice President

BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

CERTIFICATE

I, Peter T Becker, DO HEREBY CERTIFY THAT:

1.  I am the duly elected Vice President of Deutsche Bank National Trust Company, a national bank organized and existing under the laws of the United States of America (the “Association”).

2.  The Articles of Association of the Association, under the name of BT Trust Company of California, National Association, were filed with the Comptroller of the Currency, Northeastern District office on February 13, 1986 (the “Original Articles”).  A copy of said Original Articles, as amended from time to time and as certified by the Comptroller of the Currency on February 4, 2002, is attached hereto as Exhibit A.

3.  A further amendment to the Articles of Association of the Association changing the title of the Association to “Deutsche Bank National Trust Company” effective April 15, 2002, was filed with the Comptroller of the Currency, Western District Office Licensing Unit on March 28, 2003 (the “Amended Articles”).  A copy of that amendment is attached hereto as Exhibit B.

4.  The Original Articles and the Amended Articles, taken together, constitute the entire Articles of Association of the Association, as in effect on the date hereof; such Articles of Association of the Association have not been further modified or rescinded.

IN WITNESS WHEREOF, I have set my hand and seal of Deutsche Bank National Trust Company this 7th day of January, 2005.

/s/ Peter T Becker
Peter T Becker
Vice President

Comptroller of the Currency

Administrator of National Banks

Washington, D.C. 20219

CERTIFICATE

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that the document hereto attached is a true copy, as recorded in this Office, of the currently effective Articles of Association for “Bankers Trust Company of California, National Association,” Los Angeles, California, (Charter No. 18608)

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, the Monday, February 04, 2002

/s/ John D. Hawke, Jr. Comptroller of the Currency

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ASSOCIATION

OF

BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

I, David Abramson, certify that:

1.             I am the duly elected Secretary of Bankers Trust Company of California, N.A.

2.             On January 17, 1992, at a special meeting of the Shareholders of Bankers Trust Company of California, N.A., the following resolution and amendment to Article FIFTH of the Articles of Association of Bankers Trust Company of California, N.A. was adopted:

RESOLVED, that Bankers Trust Holdings, Inc. the sole shareholder of Bankers Trust Company of California, N.A. (“BTCal”), hereby approves of the amendment to the first paragraph of Articles FIFTH of the Articles of Association of BTCal, to read as follows:

The authorized amount of capital stock of this Association shall be 500,00 shares of common stock of the par value of One Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United states.

Article FIFTH of the Articles of Association of Bankers Trust Company of California, N.A. is restated  in entirety, as follows:

The authorized amount of capital stock of this Association shall be 500,000 shares of common stock of the par value of One Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription thereto other than such, if any, as the Board of Directors, in its discretion may from time to time deterine and at such price as the Board of Directors may from time to time fix.

If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his/her proportionate amount of such increase in accordance with the number of shares of capital stock owned by him/her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders’ meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

3.             The foregoing amendment of the Articles of Association has been duly approved by the Board of Directors of Bankers Trust Company of California, N.A. on January 7, 1992.

4.             The Resolution and Amendment set forth above has not been modified or rescinded and is in full force and effect.

IN WITNESS WHEREOF, I have set my hand and the seal of this Association this 22nd day of January, 1992.

/s/	David Abramson
David Abramson Secretary

DATE ACCEPTED: February 10, 1992

		/s/	John C. Beers
BY: John C. Beers Acting Director for Analysis Western District

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BT TRUST COMPANY OF CALIFORNIA,

NATIONAL ASSOCIATION

I, DAVID ABRAMSON, certify that:

I am the duly constituted Secretary of BT Trust Company of California, National Association, and as such officer I am the official custodian of its records; and that the following is a true and correct copy of a resolution of the Association’s Shareholders, and such resolution is now lawfully in force and effect:

RESOLVED, that the amendment of the First Article of Association is hereby approved, shall be effective immediately, and shall read as follows:

FIRST:    The title of this Association shall be “Bankers Trust Company of California, National Association.

And that the following is a true and correct copy of a resolution of the Association’s Board of Director’s, and such resolution is now lawfully in force and effect:

RESOLVED, that the amendment of the title of the Association’s By-Laws to read “Bankers Trust Company of California, National Association”, is hereby approved.

Dated: March 20, 1987

	/s/	David Abramson
Secretary

EXHIBIT A

Filed Comptroller of The Currency Northeastern District Date FEB 13 1986

BT TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION

ARTICLES OF ASSOCIATION

For the purpose of organizing an association to carry on the business of a limited purpose trust company under the laws of the United States, the undersigned do enter into the following articles of association:

FIRST:  The title of this Association shall be “BT Trust Company of California, National Association”.

SECOND:  The main office of the Association shall be in the City of Los Angeles, County of Los Angeles, State of California.  The general business of the Association shall be conducted at its main office and its branches.

THIRD:  The Board of Directors of this Association shall consist of not less than five nor more than twenty- five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.  Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association.  Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for may reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

FOURTH:  The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than

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50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:  (a)  the name and address of each proposed nominee; (b)  the principal occupation of each proposed nominee; (c)  the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and Residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder.  Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

FIFTH:  The authorized amount of capital stock of this Association shall be 5,000 shares of common stock of the par value of One Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription thereto other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

If the capital stock is increased by a stock dividend, each share holder shall be entitled to his/her proportionate amount of such increase in accordance with the number of shares of capital sock owned by him/her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders’ meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH:  The Board of Directors (a majority of whom shall be a quorum to do business) shall appoint one of its members to be President of the

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Association who shall hold office (unless he shall become disqualified or be sooner removed by a two-thirds vote of the members of the Board) for the term for which he was elected a Director.  The Board of Directors may appoint one of its members to be Chairperson of the Board, who shall perform such duties as may be designated by it.  The Board of Directors shall have power to appoint one or more Vice-Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all by-laws that it may be lawful for them to make and generally do and perform all acts that it may be legal for a board of directors to do and perform.

SEVENTH:  The Board of Directors shall have the power to change the location of the main office of the Association to any other place within the limit of the City of Los Angeles, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

EIGHTH:  The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH:  The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time.  Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at her/her address as shown upon the books of the Association.

TENTH:  Any person, his/her heirs, executors or administrators, may be indemnified or reimbursed by the Association for liability and reasonable expenses (including amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually incurred in connection with any claim,

4

action, suit, or proceeding, civil or criminal, whether or not by or in the right of the Association, in which he/she or they shall be involved or threatened to be involved by reason of he/her being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he/she serves or has served in any such capacity at the specific request of the Association (provided he/she so served at the specific request of the Association in writing signed by the Chairperson of the Board or the President and specifically referring to this Article Tenth); provided, however, that no person shall be so indemnified or reimbursed (1) in relation to any matter in an action, suit or proceeding as to which he/she shall finally be adjudged to have been guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts in the performance of his/her duties to the Association or such firm, corporation or organization; or (2) in relation to any matter in a claim, action, suit or proceeding which has been made the subject of a settlement except with the approval of (a) a court of competent jurisdiction, (b) the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of the Directors, or  (c) the shareholders, acting by vote of a majority of the outstanding shares of capital stock; and provided further that, in the case of persons serving another firm, corporation or organization at the request of the Association, the indemnity provided in this Article Tenth shall apply only if and to the extent that, after making such efforts as the Board of Directors or shareholders shall deem adequate under the circumstances, such person shall be unable to obtain indemnification from such firm, corporation or organization.  The foregoing provisions for indemnification or reimbursement shall not be exclusive of other rights to which such person, his/her heirs, executors or administrators, may be entitled by contract or otherwise.  Unless the context clearly requires otherwise, the term “the Association” as used in this Article shall include any predecessor corporation.

The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph.  Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ELEVENTH:  The powers of the Association shall be limited to conducting the business of a trust company under a national bank charter, and no amendment to such powers may be made without the prior approval of the Comptroller of the Currency.

TWELFTH:  These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the

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holders of a majority of the stock of the Association, voting in person or by proxy, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

IN WITNESS WHEREOF, we have hereunto set our hands

on this the date appearing opposite our names.

/s/ Peter E. Lengyel	10/7/85
Peter E. Lengyel	date

/s/ Harold K. Atkins	10/7/85
Harold K. Atkins	date

/s/ John L. Murphy	10/7/85
John L. Murphy	date

/s/ Allan C. Martin	10/7/85
Allan C. Martin	date

/s/ Rein Lumi	10/7/85
Rein Lumi	date

/s/ Gerard P. Hourihan	10/7/85
Gerard P. Hourihan	date

State of New York

County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Peter E. Lengyel, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York

No. 60-0007785
Commission Expires March 30, 1987

State of New York

County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared John L. Murphy, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987

State of New York

County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Harold K. Atkins, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987

State of New York

County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Allan C. Martin, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987

State of New York

County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Rein Lumi, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987

State of New York

County of New York

Before the undersigned, a Notary Public of the State of New York personally appeared Gerard P. Hourihan, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

Witness my hand and seal of office this 7 day of October, 1985.

/s/ David Abramson
Notary Public

DAVID ABRAMSON
Notary Public, State of New York
No. 60-0007785
Commission Expires March 30, 1987

EXHIBIT B

Comptroller of the Currency

Administrator of National Banks

Attn:  Licensing Unit

50 Fremont Street, Suite 3900

San Francisco, CA 94105

(415) 545-5930, FAX (415) 442-5315

April 4, 2002

Sandra L. West

Assistant Secretary

C/o Deutsche Bank

31 West 52nd Street-M/S NYC09-0810

New York, NY  10019

Re:                               Title Change

                                                Bankers Trust Company of California, N.A.

                                                Los Angeles, California

                                                Charter No. 18608

Dear Ms. West:

The Office of the Comptroller of the Currency (OCC) has received your letter concerning the title change, appropriate amendment to the First Article of Association of Bankers Trust Company of California, National Association.  The OCC will update their records to reflect that as of April 15, 2002, the Title of Bankers Trust Company of California, National Association, Charter Number 18608 will change to Deutsche Bank National Trust Company.

The original of the bank’s respective Article has been forwarded to the bank’s official file with our Office and an original is hereby returned for your records.

As a result of the Garn-St Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of national bank name changes nor does it maintain official record on the use of alternate titles.  The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank’s board of directors.  Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Very truly yours,

/s/ James A. Bundy

James A. Bundy

Licensing Manager

Enclosure

BANKERS TRUST COMPANY OF CALIFORNIA,

NATIONAL ASSOCIATION

I, DAVID ABRAMSON, certify that:

1.             I am the duly elected and acting Secretary of Bankers Trust Company of California, National Association (formerly, BT Trust Company of California), and as such officer, I am the official custodian of its records; that the following is a true and correct copy of resolutions adopted by the Association’s shareholders; and that such resolutions are now lawfully in force and effect:

RESOLVED, that the Association is hereby authorized to amend the First Article of Association read as follows:

FIRST: The title of this Association shall be “Deutsche Bank National Trust Company.”

FURTHER RESOLVED, that the effective date of the amendment of the First Article of Association shall be April 15, 2002.

2.             The following is a true and correct copy of a resolution of the Association’s Board of Directors, and such resolution is now lawfully in force and effect:

RESOLVED, that the amendment of the First Article of Association to change the title of the Association “Deutsche Bank National Trust Company” is hereby approved, effective April 15, 2002.

3.             The foregoing amendment to the Articles of Association has been duly approved by the Board of Directors of Bankers Trust Company of California, National Association on March 21, 2002.

4.             The Resolution and Amendment set forth above has not been modified or rescinded and is in full force and effect.

IN WITNESS HEREOF, I have set my hand and the seal of this Association this 27th day of March 2002.

/s/	David Abramson
Secretary

State of New York	)
) ss.:
County of New York	)

On the 27th day of March in the year 2002 before me, the undersigned, a Notary Public in and for said state, personally appeared David Abramson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument;

/s/	Sandra L. West
Notary Public

Sandra L. West

Notary Public, State of New York

No. 01WE4942401

Qualified in New York County

Commission Expires September 19, 2002

Office of the Comptroller of the Currency

Accepted by:	/s/	James A. Bundy

James A. Bundy, Licensing Manager

Date: 4/4/03

Comptroller of the Currency

Administrator of National Banks

Washington, D.C. 20219

CERTIFICATE

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1.                                       The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2.                                       Effective April 15, 2002, the title of “Bankers Trust Company of California, National Association,” Los Angeles, California, (Charter No. 18608), was changed to “Deutsche Bank National Trust Company,” Los Angeles, California, (Charter No. 18608).

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this 17th day of May, 2002.

/s/	John D. Hawke, Jr.
Comptroller of the Currency

Deutsche Bank

Office of the Secretary	OCC	Bankers Trust Corporation
	Mar 29 2002	31 West 52nd Street, NYC09-0810
Sandra L. West	Western District	New York, NY 10019
Assistant Secretary		Tel 212 469-8174
Fax 646-324-9056

sandra.l.west@db.com

March 28, 2002

Mr. James A. Bundy, Licensing Manager

Office of the Comptroller of the Currency

Western District Office

50 Femont Street

Suite 3900

San Francisco, CA 94105-2292

Dear Mr. Bundy:

Re:                               Bankers Trust Company of California, National Association (Charter No. 18608)

Please be advised that the Board of Directors and sole shareholder of Bankers Trust Company of California, National Association, have authorized a change of title for the Association, effective on April 15, 2002, as follows:

From:      Bankers Trust Company of California, National Association

To:          Deutsche Bank National Trust Company

Pursuant to 12 U.S.C. 21a, we are hereby requesting approval of the Office of the Comptroller of the Currency to amend the Articles of Association to reflect the name change and enclose two certified copies of the proposed amendment.

The Association, whose principal office is located at 300 South Grand Avenue, Los Angeles, CA 90071, was originally chartered in October 1985 under the name of BT Trust Company of California, National Association.

From its inception through June 4, 1999, the Association was an indirect wholly-owned subsidiary of Bankers Trust New York Corporation (now, Bankers Trust Corporation) (“Bankers Trust”).  In June 1999, Bankers Trust, including its subsidiaries, was acquired by a subsidiary Deutsche Bank AG, a bank organized and existing under the laws of the Federal Republic of Germany.  Deutsche Bank was recently listed on the New York Stock Exchange (“NYSE”) and its activities are reported daily in the U.S. media.  Since its acquisition of Bankers Trust and subsequent listing on the New York Stock Exchange, awareness of the Deutsche Bank brand has increased significantly.  Management now deems

Mr. James A. Bundy

March 28, 2002

it in the best interests of the firm at this time to consolidate all of the U.S.-based businesses under the global Deutsche Bank brand.

Thank you for your consideration in this matter.

Please direct any questions or problems regarding this application to the undersigned, as follows:

c/o Deutsche Bank
31 West 52nd Street - M/S NYC09-0810
New York, NY 10019
Phone: (212) 469-8174
Fax: (646) 324-9056

Sincerely yours,

BANKERS TRUST CORPORATION

By: /s/	Sandra L. West
Sandra L. West Assistant Secretary

enclosures

cc:                                 Joseph Marcy, OCC Lead Trust Examiner

                                                Foy B. Hester, Vice President and Controller

                                                Bankers Trust Company of California, N.A,

                                                David Abramson, Secretary and Counsel

                                                Bankers Trust Company of California, N.A.

Comptroller of the Currency

Administrator of National Banks

Washington, D.C.  20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John D. Hawke, Jr. Comptroller of the Currency, do hereby certify that:

1.  The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2.  “Deutsche Bank National Trust Company,” Los Angeles, California, (Charter No. 18608) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this August 6, 2004.

/s/ John D. Hawke, Jr.

Comptroller of the Currency

Comptroller of the Currency

Administrator of National Banks

Washington, D.C.  20219

Certificate of Fiduciary Powers

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1.  The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2.  “Deutsche Bank National Trust Company,” Los Angeles, California, (Charter No. 18608), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this August 6, 2004.

/s/ John D. Hawke, Jr.
Comptroller of the Currency

CERTIFICATE

I, Peter T Becker, do hereby certify that:

1.  I am a duly elected Vice President. of Deutsche Bank National Trust Company (formerly known as Bankers Trust Company of California, N.A.), a corporation duly organized and validly existing under the laws of the United States of America (the “Company”);

2.  Attached hereto is a true, correct and complete copy of the By-laws of the Company as in effect on the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of DEUTSCHE BANK NATIONAL TRUST COMPANY this 7th day of January, 2005.

/s/ Peter T Becker
Peter T Becker
Vice President

BANKERS TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION

BY-LAWS

ARTICLE I

Meetings of Shareholders

Section 1.1.  Annual Meeting.  The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Association, 400 South Hope Street, Los Angeles, California or such other places as the Board of Directors may designate, at 11 a.m. on the third Wednesday of March of each year.  Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Association.  If, for any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.2.  Special Meetings.  Except as otherwise specifically provided by statue, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than twenty five percent (25%) of the stock of the Association.  Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association a notice stating the purpose of the meeting.

Section 1.3.  Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors.

Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of  the Bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b)the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder.  Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4.  Proxies.  Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy.  Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.  Proxies shall be dated and shall be filed with the records of the meeting.

Section 1.5  Quorum.  A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; and less than a quorum may adjourn any meeting, from time to time, and the

2

meeting may be held, as adjourned, without further notice.  A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

ARTICLE II

Directors

Section 2.1.  Board of Directors.  The board of directors(hereinafter referred to as the “Board”), shall have power to manage and administer the business and affairs of the Association.  Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

Section 2.2.  Number.  The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

Section 2.3  Organization Meeting.  The Secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year.  Such meeting shall be held on the day of the election or as soon thereafter

3

as practicable, and, in any event, within thirty days thereof.  If, at any time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4. Regular Meetings.  Regular Meetings of the Board of Directors shall be held from time to time, at such time as may be designated from time to time by the Board of Directors and communicated to all directors. Such meetings shall be held in the Main Office of the Association, subject to the provisions of Section 2.6 below, and at least one such meeting shall be held during any two consecutive calendar months.

Section 2.5  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairperson or President of the Association, or at the request of two or more directors.  Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

Section 2.6  Quorum.  A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time , and the meeting may be held, as adjourned, without further notice.  Any one or more directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at such a meeting.  The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board except as may be otherwise provided by statute or the By-Laws.

Section 2.7.  Vacancies.  When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may

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appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for the purpose.

ARTICLE III

Committees of the Board

Section 3.1.  Examining Committee.  There shall be an Examining Committee appointed annually by the Board which shall consist of two directors, who are not also officers of the Association, one of whom shall be designated by the Board as the Chairperson thereof.  Such Committee shall conduct the annual directors’ examination of the Association as required by the Comptroller of the Currency; shall review the reports of all examinations made of the Association by public authorities and report thereon to the Board; and shall report to the Board such other matters as it deems advisable with respect to the Association, its various departments and the conduct of its operations.

In the performance of its duties, the Examining Committee may employ or retain, from time to time, expert assistants, independent of the officers or personnel of  the Association, to make such studies of the Association’s assets and liabilities as the Committee may request and to make an examination of the accounting and auditing methods of the Association and its system of internal protective controls to the extent considered necessary or advisable in order to determine that the operations of the Association, including its fiduciary department, are being audited by the Auditor in such a manner as to provide prudent and adequate protection.  The Committee also may direct the Auditor to make such investigation as it deems necessary or advisable with respect to the Association, its various departments and

5

the conduct of its operations.  The Committee shall hold regular quarterly meetings and during the intervals thereof shall meet at other times on call of the Chairperson.

Section 3.2.  Investment Committee.  There shall be an investment committee composed of two directors, appointed by the board annually or more often.  The investment committee shall have the power to insure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investment and to exercise, when the board is not In session, all other powers of the Board regarding investment securities that may be lawfully delegated.  The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the Board.

Section 3.3.  Other Committees.  The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

ARTICLE IV

Officers and Employees

Section 4.1.  Chairperson of the Board.  The Board of Directors shall appoint one of its members to be Chairperson of the Board to serve at the pleasure of the Board.  Such person shall preside at all meetings of the Board of Directors.  The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these By-Laws; shall

6

also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

Section 4.2.  President.  The Board of Directors shall appoint one of its members to be President of the Association.  In the absence of the Chairperson, the President shall preside at any meeting of the Board.  The President shall have general executive powers, and shall have and may exercise any and all other powers  and duties pertaining by law, regulation, or practice, to the Office of the President, or imposed by these By-Laws.  The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

Section 4.3.  Vice President.  The Board of Directors shall appoint one or more Vice Presidents.  Each Vice President shall have such powers and duties as may be assigned by the Board of Directors.  One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

Section 4.4.  Secretary.  The Board of Directors shall appoint a Secretary or other designated officer who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings.  The Secretary shall attend to the giving of all notices required by these By-Laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Secretary, or imposed by these By-Laws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

Section 4.5.  Other Officers.  The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant trust officers, one or

7

more assistant secretaries, one or more assistant treasurers, and such other officers and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association.  Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board, or the President.

Section 4.6.  Tenure of Office.  The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

ARTICLE V

Trust Department

Section 5.1.  Trust Department.  There shall be a department of the Association known as the trust department which shall perform the fiduciary responsibilities of the Association.

Section 5.2.  Trust Officer.  There shall be a trust officer of this Association whose duties shall be to manage, supervise and direct all the activities of the trust department.  Such person shall do or cause to be done all things necessary or proper in carrying on the business of the trust department according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary.  Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities.  The trust officer shall be responsible for all assets and documents held by the

8

Association in connection with fiduciary matters.  The Board of Directors may appoint other officers of the trust department  as it may deem necessary, with such duties as may be assigned.

Section 5.3.  Trust Investment Committee.  There shall be a trust investment committee of this Association composed of two members, who shall be capable and experienced officers and directors of the Association.  All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the trust investment committee; and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it.  The committee shall, promptly after the acceptance of an account for which the bank has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets.  The committee shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last review.  A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee.

Section 5.4.  Trust Audit Committee.  The Board of Directors shall appoint a committee of two Directors, exclusive of any active officer of the Association, which shall, at least once during each calendar year within fifteen months of the last such audit make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the department has been administered in accordance with law, 12 Code of Federal Regulations, Section 9, and sound fiduciary principles.

Section 5.5.  Trust Department Files.  There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

9

Section 5.6.  Trust Investments.  Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and appropriate local law.  Where such instrument does not specify the character and class of investments to be made and does not vest in the bank a discretion In the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under appropriate local law.

ARTICLE VI

Stock and Stock Certificate

Section 6.1.  Transfers.  Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded.  Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

Section 6.2. Stock Certificates.  Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon.  Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

10

ARTICLE VII

Corporate Seal

The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.  Such seal shall be substantially in the following form:

(Impression)

(    of    )

(    Seal  )

ARTICLE VIII

Miscellaneous Provisions

Section 8.1.  Fiscal Year.  The Fiscal Year of the Association shall be the calendar year.

Section 8.2.  Execution of Instruments.  All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairperson of the Board, or the President, or any Vice President, or the Secretary, or the Cashier, or, if in connection with exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer.  Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of

11

Directors may from time to time direct.  The provisions of this Section 8.2. are supplementary to any other provision of these By-Laws.

Section 8.3.  Records.  The Articles of Association, the By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose.  The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

ARTICLE IX

By-Laws

Section 9.1.  Inspection.  A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

Section 9.2.  Amendments.  The By-Laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the Directors.

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CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by PG&E Energy Recovery Funding LLC, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.

January 7, 2005

Deutsche Bank National Trust Co.

By: /s/ Peter T Becker

Peter T Becker

Vice President

Board of Governors of the Federal Reserve System

OMB Number: 7100-0036

Federal Deposit Insurance Corporation

OMB Number: 3064-0052

Office of the Comptroller of the Currency

OMB Number: 1557-0081

Expires March 31, 2007

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL

[FFIEC LOGO]

Report of Condition (Only)	[1]
Please refer to page 1,
Table of Contents, for
the required disclosure
of estimated burden.

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY—FFIEC 041

(20040930)    REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 2004          (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I,	Foy B. Hester, Vice President & Controller
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Foy B. Hester
Signature of Officer Authorized to Sign Report

10/27/04
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

[ILLEGIBLE]
Director (Trustee)

[ILLEGIBLE]
Director (Trustee)

[ILLEGIBLE]
Director (Trustee)

SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and Income either:

(a)                                  in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or

(b)                                 in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 13890 Bishops Drive, Suite 110, Brookfield, WI 53005, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number	26732
(RCRI 9050)

Deutsche Bank National Trust Company
Legal Title of Bank (TEXT 9010)

Los Angeles
City (TEXT 9130)

CA	90071-3109
State Abbrev. (TEXT 9200)	ZIP Code
(TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

FFIEC 041

Consolidated Reports of Condition and Income for [2]
A Bank With Domestic Offices Only

TABLE OF CONTENTS

Signature Page

CONTACT INFORMATION

REPORT OF INCOME
Schedule RI - Income Statement
Schedule RI-A - Changes in Equity Capital
Schedule RI-B - Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses
Schedule RI-E - Explanations

DISCLOSURE OF ESTIMATED BURDEN

The estimated average burden associated with this information collection is 37.1 hours per respondent and is estimated to vary from 15 to 600 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary

Board of Governors of the Federal Reserve System

Washington, D.C. 20551

Legislative and Regulatory Analysis Division

Office of the Comptroller of the Currency

Washington, D.C. 20219

Assistant Executive Secretary

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Report of Condition Only

REPORT OF CONDITION

Schedule RC - Balance Sheet
Schedule RC-A - Cash and Balances Due From Depository Institutions (to be completed only by select banks)
Schedule RC-B - Securities
Schedule RC-C - Loans and Lease Financing Receivables:
Part I. Loans and Leases
Part II. Loans to Small Businesses and Small Farms (to be completed for the June report only; not included in the forms for the September and December reports)
Schedule RC-D - Trading Assets and Liabilities (to be completed only be selected banks)
Schedule RC-E - Deposit Liabilities
Schedule RC-F - Other Assets
Schedule RC-G - Other Liabilities
Schedule RC-K - Quarterly Averages
Schedule RC-L - Derivatives and Off-Balance Sheet Items

Schedule RC-M - Memoranda
Schedule RC-N - Past Due and Nonaccrual Loans, Leases and Other Assets
Schedule RC-O - Other Data for Deposit Insurance and FICO Assessments
Schedule RC-R - Regulatory Capital
Schedule RC-S - Servicing, Securitization, and Assets Sales Activities
Schedule RC-T - Fiduciary and Related Services
Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income
Special Report (to be completed by all banks).

For information or assistance, National and State nonmember banks should contact the FDIC’s Reports Analysis and Quality Control Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

September 2004 Call Report Printed 10/28/2004 - Deutsche Bank
National Trust Company - Certificate Number 26732	Page RC-1
Consolidated Report of Condition for Insured Commercial and State-		[11]
Chartered Savings Banks for September 30, 2004

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin(1)	0081			1,786	1.a.
	b.	Interest-bearing balances(2)	0071			24,379	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	1754			0	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)	1773			82,219	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold	B987			0	3.a.
	b.	Securities purchased under agreements to resell(3)	B989			0	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale	5369			0	4.a.
	b.	Loans and leases, net of unearned income	B528			0	4.b.
	c.	LESS: Allowance for loan and lease losses	3123			0	4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529			0	4.d.
5.	Trading assets (from Schedule RC-D)		3545			0	5.
6.	Premises and fixed assets (including capitalized leases)		2145			4,029	6.
7.	Other real estate owned (from Schedule RC-M)		2150			0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130			0	8.
9.	Customers’ liability to this bank on acceptances outstanding		2155			0	9.
10.	Intangible assets:
	a.	Goodwill	3163			0	10.a.
	b.	Other intangible assets (from Schedule RC-M)	0426			0	10.b.
11.	Other assets (from Schedule RC-F)		2160			12,572	11.
12.	Total assets (sum of items 1 through 11)		2170			124,985	12.

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements, regardless of maturity.

Page RC-2
12

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200	0	13a
(1) Noninterest-bearing(1)	6631	0	13a(1)
(2) Interest-bearing	6636	0	13a(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased(2)	B993	0	14a
b. Securities sold under agreements to repurchase(3)	B995	0	14b
15. Trading liabilities (from Schedule RC-D)	3548	0	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	0	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	2920	0	18
19. Subordinated notes and debentures(4)	3200	0	19
20. Other liabilities (from Schedule RC-G)	2930	13,489	20
21. Total liabilities (sum of items 13 through 20)	2948	13,489	21
22. Minority interest in consolidated subsidiaries	3000	0	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	50,000	24
25. Surplus (exclude all surplus related to preferred stock)	3839	50,000	25
26. a. Retained earnings	3632	11,515	26a.
b. Accumulated other comprehensive income(5)	B530	(19	)26b.
27. Other equity capital components(6)	A130	0	27
28. Total equity capital (sum of items 23 through 27)	3210	111,496	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)	3300	124,985	29

Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.

	RCON	Number
1. INDICATE IN THE BOX AT THE RIGHT THE NUMBER OF THE STATEMENT BELOW THAT BEST DESCRIBES THE MOST COMPREHENSIVE LEVEL OF AUDITING WORK PERFORMED FOR THE BANK BY INDEPENDENT EXTERNAL AUDITORS AS OF ANY DATE DURING 2003	6724	N/A M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 = Director’s examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Director’s examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)  Includes all securities repurchase agreements, regardless of maturity.

(4)  Includes limited-life preferred stock and related surplus.

(5)  Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Page RC-3
Schedule RC-A Cash and Balances Due From Depositary Institutions	[13]

Schedule RC-A is to be completed only by banks with $300 million or more in total assets. Exclude assets held for trading.

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Cash items in process of collection, unposted debits, and currency and coin:

a. Cash items in process of collection and unposted debits	0020			N/A	1a

b. Currency and coin	0080			N/A	1b

2. Balances due from depositary institutions in the U.S:

a. U.S. branches and agencies of foreign banks	0083			N/A	2a

b. Other commercial banks in the U.S. and other depositary institutions in the U.S.	0085			N/A	2b

3. Balances due from banks in foreign countries and foreign central banks:

a. Foreign branches of other U.S. banks	0073			N/A	3a

b. Other banks in foreign countries and foreign central banks	0074			N/A	3b

4. Balances due from Federal Reserve Banks	0090			N/A	4

5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)	0010			N/A	5

Schedule RC-B - Securities

Exclude assets held for trading.

	Held-to-maturity								Available-for-sale
	(Column A) Amortized Cost				(Column B) Fair value				(Column C) Amortized Cost				(Column D) Fair value
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
1. U.S. Treasury Securities	0211			0	0213			0	1286			82,252	1287			82,219	1

2. U.S. Government agency obligations (exclude mortgage-backed securities):

a. Issued by U.S. Government agencies(1)	1289			0	1290			0	1291			0	1293			0	2a

b. Issued by U.S. Government-sponsored agencies(2).	1294			0	1295			0	1297			0	1298			0	2b

3. Securities issued by states and political subdivisions in the U.S.	8496			0	8497			0	8498			0	8499			0	3

(1)          Includes Small Business Administration “Guaranteed Loan Pool Certificates,” U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.

(2)          Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

Page RC-4

	HELD-TO-MATURITY								AVAILABLE-FOR-SALE
	(COLUMN A) AMORTIZED COST				(COLUMN B) FAIR VALUE				(COLUMN C) AMORTIZED COST				(COLUMN D) FAIR VALUE
DOLLAR AMOUNTS IN THOUSANDS	RCON	BIL	MIL	THOU	RCON	BIL	MIL	THOU	RCON	BIL	MIL	THOU	RCON	BIL	MIL	THOU

4.	Mortgage-backed securities
(MBS)
a.	Pass-through securities:
		(1) Guaranteed by GNMA	1698	0	1699	0	1701	0	1702	0.4	a.(1)
		(2) Issued by FNMA and FHLMC	1703	0	1705	0	1706	0	1707	0.4	a.(2)
		(3) Other pass-through securities	1709	0	1710	0	1711	0	1713	0.4	a.(3)
								0
	b.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
		(1) issued or guaranteed by FNMA, FHLMC, or GNMA	1714	0	1715	0	1716	0	1717	0.4.	b.(1)
		(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or GNMA	1718	0	1719	0	1731	0	1732	0.4.	b.(2)
		(3) All other mortgage-backed securities	1733	0	1734	0	1735	0	1736	0.4.	b.(3)
5.	Asset-backed securities (ABS):
	a.	Credit card receivables	B838	0	B839	0	B840	0	B841	0.5.	a.
	b.	Home equity lines	B842	0	B843	0	B844	0	B845	0.5.	b.
	c.	Automobile loans	B846	0	B847	0	B848	0	B849	0.5.	c.
	d.	Other consumer loans	B850	0	B851	0	B852	0	B853	0.5.	d.
	e.	Commercial and industrial loans	D854	0	B855	0	B856	0	B857	0.5.	e.
	f.	Other	D858	0	B859	0	B860	0	B861	0.5.	f.
6.	Other debt securities:
	a.	Other domestic debt securities	1737	0	1738	0	1739	0	1741	0.6.	a.
	b.	Foreign debt securities	1742		1743		1744	0	1746	0.6.	b.
7.	Investments in mutual funds and other equity securities with readily determinable fair values(1)						A510	0	A511	0.7
8.	Total (sum of item 1 through 7) (total of column A must equal Schedule RC, item 2.a) (total of column D must equal Schedule RC, item 2.b)		1754	0	1771	0	1772	82,252	1773	82,219 8.

(1) Report Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock in Schedule RC-F, item 4.

Page RC-5

Memoranda

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou

1.		Pledged securities (1)	0416			599	M.1

2.		Maturity and repricing data for debt securities(1),(2) (excluding those in nonaccrual status):

	a.

Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of:(3),(4)

	(1)	Three months or less	A549			54,447	M.2.a.(1)

	(2)	Over three months through 12 months	A550			27,772	M.2.a.(2)

	(3)	Over one year through three years	A551			0	M.2.a.(3)

	(4)	Over three years through five years	A552			0	M.2.a.(4)

	(5)	Over five years through 15 years	A553			0	M.2.a.(5)

	(6)	Over 15 years	A554			0	M.2.a.(6)

	b.	Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of:(3),(5)

	(1)	Three months or less	A555			0	M.2.b.(1)

	(2)	Over three months through 12 months	A556			0	M.2.b.(2)

	(3)	Over one year through three years	A557			0	M.2.b.(3)

	(4)	Over three years through five years	A558			0	M.2.b.(4)

	(5)	Over five years through 15 years	A559			0	M.2.b.(5)

	(6)	Over 15 years	A560			0	M.2.b.(6)

	c.	Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of:(6)

	(1)	Three years or less	A561			0	M.2.c.(1)

	(2)	Over three years	A562			0	M.2.c.(2)

	d.	Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above	A248			82,219	M.2.d.

3.		Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)	1778

4.		Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):

	a.	Amortized cost	8782			0	M.4.a.

	b.	Fair value	8783			0	M.4.b.

(1)          Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2)          Exclude investments in mutual funds and other equity securities with readily determinable fair values.

(3)          Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.

(4)          Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, 5 and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(5)          Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(6)          Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual “Other mortgage-backed securities” included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

Page RC-6
Schedule RC-C - Loans and Lease Financing Receivables	16
Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses or the allocated transfer risk reserve from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower cost or market value and (2) loans and leases held for investment, net of unearned income. Exclude assets held for trading and commercial paper.

			(Column A) To Be Completed by Banks with $300 Million or More in Total Assets(1)				(Column B) To Be Completed by All Banks
Dollar Amounts in Thousands			RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
1.	Loans secured by real estate:
	a.	Construction, land development, and other land loans					1415			0	1.a.
	b.	Secured by farmland (including farm residential and other improvements)					1420			0	1.b.
	c.	Secured by 1-4 family residential properties:
		(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit					1797			0	1.c.(1)
		(2) Closed-end loans secured by 1-4 family residential properties:
		(a) Secured by first liens					5367			0	1.c.(2)(a)
		(b) Secured by junior liens					5368			0	1.c.(2)(b)
	d.	Secured by multifamily (5 or more) residential properties					1460			0	1.d.
	e.	Secured by nonfarm nonresidential properties					1480			0	1.e.
2.	Loans to depository institutions and acceptances of other banks						1288			0	2.
	a.	To commercial banks in the U.S.:
		(1) To U.S. branches and agencies of foreign banks	B532			N/A					2.a.(1)
		(2) To other commercial banks in the U.S.	B533			N/A					2.a.(2)
	b.	To other depositary institutions in the U.S.	B534			N/A					2.b.
	c.	To banks in foreign countries:
		(1) To foreign branches of other U.S. banks	B536			N/A					2.c.(1)
		(2) To other banks in foreign countries	B537			N/A					2.c.(2)
3.	Loans to finance agricultural production and other loans to farmers						1590			0	4.
4.	Commercial and industrial loans						1766
	a.	To U.S. addressees (domicile)	1763			N/A					4.a.
	b.	To non-U.S. addressees (domicile)	1764			N/A					4.b.
5.	Not applicable
6.	Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans)(includes purchased paper):
	a.	Credit cards					B538			0	6.a.
	b.	Other revolving credit plans					B539			0	6.b.
	c.	Other consumer loans (includes single payment, installment, and all student loans)					2011			0	6.c.
7.	Loans to foreign governments and official institutions (including foreign central banks)						2081			0	7.
8.	Obligations (other than securities and leases) of states and political subdivisions in the U.S.						2107			0	8.
9.	Other loans						1563			0	9.
	a.	Loans for purchasing or carrying securities (secured and unsecured)	1545			N/A					9.a
	b.	All other loans (exclude consumer loans)	1564			N/A					9.b.
10.	Lease financing receivables (net of unearned income)							2165		0	10.
	a.	Of U.S. addressees (domicile)	2182			N/A					10.a.
	b.	Of non-U.S. addressees (domicile)	2183			N/A					10.b.
11.	LESS: Any unearned income on loans reflected in items 1-9 above							2123		0	11.
12.	Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11)(must equal Schedule RC, sum of items 4.a and 4.b)							2122		0	12.

(1) The $300 million asset size test is generally based on the total assets reported on the June 30, 2003, Report of Condition.

Page RC-7
17

Memoranda

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou

1. Loans and leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1) (exclude loans secured by 1-4 family residential properties and loans to individuals for household, family, and other personal expenditures)	1616			O M1.

2. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):

a. Closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B, above) with a remaining maturity or next repricing date of: (1),(2)

(1) Three months or less	A564			O M.2.a.	(1)
(2) Over three months through 12 months	A565			O M.2.a.	(2)
(3) Over one year through three years	A566			O M.2.a.	(3)
(4) Over three years through five years	A567			O M.2.a.	(4)
(5) Over five years through 15 years	A568			O M.2.a.	(5)
(6) Over 15 years	A569			O M.2.a.	(6)

b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column B, above) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B, above) with a remaining maturity or next repricing date of: (1),(3)

(1) Three months or less	A570			O M.2.b.	(1)
(2) Over three months through 12 months	A571			O M.2.b.	(2)
(3) Over one year through three years	A572			O M.2.b.	(3)
(4) Over three years through five years	A573			O M.2.b.	(4)
(5) Over five years through 15 years	A574			O M.2.b.	(5)
(6) Over 15 years	A575			O M.2.b.	(6)

c. Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column B, above) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)	A247			O M.2.c.

3. Loans to finance commercial real estate, construction, and land development activities (non secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column B)	2746			O M.3

4. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties (included in Schedule RC-C, part I, item 1.c.(2)(a) column B	5370			O M.4

5. To be completed by banks with $300 million or more in total assets: (5) Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-C, part I, items 1.a through 1.e, column B)

	B837			N/A M.5

Memorandum item 6 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes

6. Outstanding credit card fees and finance charges included in Schedule RC-C, part I, item 6.a	C391			N/A M.6

(1)                                  Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.

(2)                                  Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B.

(3)                                  Sum of Memorandum items 2.b.(1) through 2.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total loans and leases from Schedule RC-C, part I, sum of items 1 through 10, column B, minus total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B.

(4)                                  Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e, column B.

(5)                                  The $300 million asset size test is generally based on the total assets reported on the June 30, 2003. Report of Condition.

Page RC-7a
[17A]

Part II. Loans to Small Businesses and Small Farms

Schedule RC-C, part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with “original amounts” of $1,000,000 or less and farm loans with “original amounts” of $500,000 or less. The following guidelines should be used to determine the “original amount” of a loan: (1) For loans drawn down under lines of credit or loan commitments, the “original amount” of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the “original amount” is the amount currently outstanding on the report date. (2) For loan participations and syndications, the “original amount” of the loan participation or syndication is the entire amount of the credit originated by the lead lender. (3) For all other loans, the “original amount” is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.

LOANS TO SMALL BUSINESSES

	RCON	(Y/N)
1. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank’s “Loans secured by nonfarm nonresidential properties” reported in Schedule RC-C, part I, item 1.e, and all or substantially all of the dollar volume of your bank’s “Commercial and industrial loans” reported in Schedule RC-C, part 1, item 4(1), have original amounts of $100,000 or less (if your bank has no loans outstanding in both of these two loan categories, place an “N” in the box to the right for NO, otherwise mark it “Y” for YES)	6999	N/A	1

If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5. If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5.

If NO and your bank has no loans outstanding in both loan categories, skip items 2 through 4, and go to item 5.

	Number of Loans
2. Report the total number of loans currently for each of the following Schedule RC-C, part I, loan categories:

a. “Loans secured by nonfarm nonresidential properties” reported in Schedule RC-C, part 1, item 1.e. (Note: Item 1.e. divided by the number of loans should NOT exceed $100,000.)	5562	N/A	2.a.

b. “Commercial and industrial loans” reported in Schedule RC-C, part I, item 4(1), divided by the number of loans should NOT exceed $100,000)	5563	N/A	2.b.

	(Column A) Number of Loans		(Column B) Amount Currently Outstanding
Dollar Amounts in Thousands	RCON		RCON	Bil	Mil	Thou

3. Number and amount currently outstanding of “Loans secured by nonfarm nonresidential properties” reported in Schedule RC-C, part I, item 1.e (sum of items 3.a through 3.c must be less than or equal to Schedule RC-C, part I, item 1.e):

a. With original amounts of $100,000 or less	5564	N/A	5565			N/A	3.a.
b. With original amounts of more than $100,000 through $250,000	5566	N/A	5567			N/A	3.b.
c. With original amounts or more than $250,000 through $1,000,000	5568	N/A	5569			N/A	3.c.

4. Number and amount currently outstanding of “Commercial and industrial loans” reported in Schedule RC-C, part I, item 4(1) (sum of items 4.a through 4.c must be less than or equal to Schedule RC-C, part I, item 4(1)):

a. With original amounts of $100,000 or less	5570	N/A	5571			N/A	4.a.
b. With original amounts of more than $100,000 through $250,000	5572	N/A	5573			N/A	4.b.
c. With original amounts of more than $250,000 through $1,000,000	5574	N/A	5575			N/A	4.c.

(1) Banks with $300 million or more in total assets should provide the requested information for “Commercial and industrial loans” based on the loans reported in Schedule RC-C, part I, item 4.a, column A, “Commercial and industrial loans to U.S. addressees.”

Page RC-7b
17b

AGRICULTURAL LOANS TO SMALL FARMS

RCON	(Y/N)

5. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank’s “Loans secured by farmland (including farm residential and other improvements)” reported in Schedule RC-C, part I, item 1.b, and all or substantially all of the dollar volume of your bank’s “Loans to finance agricultural production and other loans to farmers” reported in Schedule RC-C, part I, item 3, have original amounts of $100,000 or less (if your bank has no loans outstanding in both of these two loan categories, place an “N” in the box to the right for NO, otherwise mark it “Y” for YES)

6860	N/A	5

If YES, complete items 6.a and 6.b below, and do not complete items 7 and 8.

If NO and your bank has loans outstanding in either loan category, skip items 6.a and 6.b and complete items 7 and 8 below.

If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8.

	NUMBER OF LOANS
6. Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:

a. “Loans secured by farmland (including farm residential and other improvements)” reported in Schedule RC-C, part I,RCDN item 1.b, (Note: Item 1.b, divided by the number of loans should NOT exceed $100,000.)	5576	N/A	6.a

b. “Loans to finance agricultural production and other loans to farmers” reported in Schedule RC-C, part I, item 3 (Note: Item 3 divided by the number of loans should NOT exceed $100,000)	5577	N/A	6.b

	(Column A) Number of Loans		(Column B) Amount Currently Outstanding
Dollar Amounts in Thousands	RCON		RCON	Bil	Mil	Thou

7. Number and amount currently outstanding of “Loans secured by farmland (including farm residential and other improvements)” reported in Schedule RC-C, part I item 1.b (sum of items 7.a through 7.c must be less than or equal to Schedule RC-C, part I, item 1.b (sum of items 7.a through 7.c must be less than or equal to Schedule RC-C, part I, item 1.b):

a. With original amounts of $100,000 or less	5578	N/A	5579			N/A	7.a.
b. With original amounts of more than $100,000 through $250,000	5580	N/A	5581			N/A	7.b.
c. With original amounts of more than $250,000 through $500,000	5582	N/A	5553			N/A	7.c.

8. Number and amount currently outstanding of “Loans to finance agricultural production and other loans to farmers” reported in Schedule RC-C, part I, item 3 (sum of items 8.a through 8.C must be less than or equal to Schedule RC-C, part I, item 3):

a. With original amounts of $100,000 or less	5584	N/A	5585			N/A	8.a.
b. With original amounts of more than $100,000 through $250,000	5586	N/A	5587			N/A	8.b.
c. With original amounts of more than $250,000 through $500,000	5588	N/A	5589			N/A	8.c.

Page RC-8

Schedule RC-D - Trading Assets and Liabilities	18
SCHEDULE RC-D IS TO BE COMPLETED BY BANKS THAT REPORTED AVERAGE TRADING ASSETS (SCHEDULE RC-K, ITEM 7) OF $2 MILLION OR MORE FOR ANY QUARTER OF THE PRECEDING CALENDAR YEAR.

Dollar Amounts in Thousands		RCON	Bil	Mil	Thou

ASSETS
1.	U.S. Treasury securities	3531			N/A	1.

2.	U.S. Government agency obligations (exclude mortgage-backed securities)	3532			N/A	2.

3.	Securities issued by states and political subdivisions in the U.S.	3533			N/A	3.

4.	Mortgage-backed securities (MBS:)
	a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	3534			N/A	4.a.

	b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)	3535			N/A	4.b.

	c. All other mortgage-backed securities	3536			N/A	4.c.

5.	Other debt securities	3537			N/A	5.

6. - 8.Not applicable

9.	Other trading assets	3541			N/A	9.

10.	Not applicable

11.	Revaluation gains on derivative contracts	3543			N/A	11.

12.	Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)	3545			N/A	12.

		RCON	Bil	Mil	Thou

LIABILITIES		3546			N/A	13.
13.	Liability for short positions

14.	Revaluation losses on derivative contracts	3547			N/A	14.

15.	Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15)	3548			N/A	15.

Page RC-9
Schedule RC-E - Deposit Liabilities	[19]

	Transaction Accounts								Nontransaction Accounts
	(Column A) Total transaction accounts (including total demand deposits)				(Column B) Memo: Total demand deposits (included in column A)				(Column C) Total nontransaction accounts (including MMDAs)
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou

Deposits of:
1. Individuals, partnerships, and corporations (include all certified and official checks)	B549			0					B550			0	1.
2. U.S. Government	2202			0					2520			0	2.
3. States and political subdivisions in the U.S.	2203			0					2530			0	3.
4. Commercial banks and other depository institutions in the U.S.	B551			0					B552			0	4.
5. Banks in foreign countries	2213			0					2236			0	5.
6. Foreign governments and official institutions (including foreign central banks)	2216			0					2377			0	6.

7. Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	2215			0	2210	0			2385			0	7.

Memoranda

Dollar Amounts in Thousands		RCON	Bil	Mil	Thou

1.	Selected components of total deposits (i.e., sum of item 7, columns A and C):
	a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	6835			0	M.1.a.
	b. Total brokered deposits	2365			0	M.1.b.
	c. Fully insured brokered deposits (included in Memorandum item 1.b above):
	(1) Issued in denominations of less than $100,000	2343			0	M.1.c.(1)
	(2) Issued EITHER in denominations of $100,000 OR in denominations greater than $100,000 and participated out by the broker in shares of $100,000 or less	2344			0	M.1.c.(2)
	d. Maturity data for brokered deposits:
	(1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)	A243			0	M.1.d.(1)
	(2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)	A244			0	M.1.d.(2)
	e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as required under state law) (to be completed for the December report only)	5590			N/A	M.1.e.
2.	Components of total nontransaction accounts (sum of Memorandum items 2.a though 2.c must equal item 7, column C above):
	a. Savings deposits:
	(1) Money market deposit accounts (MMDAs)	6810			0	M.2.a.(1)
	(2) Other savings deposits (excludes MMDAs)	0352			0	M.2.a.(2)
	b. Total time deposits of less than $100,000	6648			0	M.2.b.
	c. Total time deposits of $100,000 or more	2604			0	M.2.c.

Page RC-10
20

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou

3.	Maturity and repricing data for time deposits of less than $100,000:
	a.	Time deposits of less than $100,000 with a remaining maturity of next repricing date of:(1),(2)
		(1) Three months or less	A579			0	M.3.a.(1)
		(2) Over three months through 12 months	A580			0	M.3.a.(2)
		(3) Over one year through three years	A581			0	M.3.a.(3)
		(4) Over three years	A582			0	M.3.a.(4)
	b.	Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) and 3.a.(2) above)(3)	A241			0	M.3.b.
4.	Maturity and repricing data for time deposits of $100,000 or more:
	a.	Time deposits of $100,000 or more with a remaining maturity or next repricing date of:(1),(4)
		(1) Three months or less	A584			0	M.4.a.(1)
		(2) Over three months through 12 months	A585			0	M.4.a.(2)
		(3) Over one year through three years	A586			0	M.4.a.(3)
		(4) Over three years	A587			0	M.4.a.(4)
	b.	Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) and 4.a.(2) above)(3)	A242			0	M.4.b.

(1)                    Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

(2)                    Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E, Memorandum item 2.b.

(3)                    Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

(4)                    Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c.

Page RC-11

[21]
Schedule RC-F - Other Assets

Dollar Amount in Thousands	RCON	Bil	Mil	Thou

1. Accrued interest receivable(1)			B556	46	1
2. Net deferred tax assets(2)			2148	3,001	2
3. Interest-only strips receivable (not in form of a security)(3) on:
a. Mortgage loans			A519	0	3a
b. Other financial assets			A520	0	3b
4. Equity securities that DO NOT have readily determinable fair values(4)			1752	3,000	4
5. All other assets (itemize and describe amounts greater than $25,000 that exceed 25% of this item)			2168	6,525	5

a. Prepaid expenses	2166	0			5a
b. Cash surrender value of life insurance	C009	0			5b
c. Repossessed personal property (including vehicles)	1578	0			5c
d. Derivatives with a positive fair value held for purposes other than trading	C010	0			5d
e. Retained interests in accrued interest receivable related to securitized credit cards	C436	0			5e

f. TEXT 3549
Accounts Receivable	3549	0			5f

g. TEXT 3550	3550	0			5g

h. TEXT 3551	3551	0			5h

6. Total (sum of items 1 through 5) (must equal Schedule RC, item 11			2160	12,572	6.

Schedule RC-G - Other Liabilities

Dollar Amount in Thousands	RCON	Bil	Mil	Thou

1. a. Interest accrued and unpaid on deposits(5)			3645	0	1.a.
b. Other expenses accrued and unpaid (includes accrued income taxes payable)			3646	11,780	1.b.
2. Net deferred tax liabilities(2)			3049	0	2.
3. Allowance for credit losses on off-balance sheet credit exposures			B557	0	3.
4. All other liabilities (itemize and describe amounts greater than $25,000 that exceed 25% of this item			2938	1,709	4.
a. Accounts payable	3066	0			4.a.
b. Deferred compensation liabilities	C011	0			4.b.
c. Dividends declared but not yet payable	2932	0			4.c.
d. Derivatives with a negative fair value held for purposes other than trading	C012	0			4.d.
e. TEXT 3552
Intercompany Accounts Payable	3552	1,596			4.e.
f. TEXT 3553	3553	0			4.f.
g. TEXT 3554	3554	0			4.g.
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)			2930	13,489	5.

(1)   Includes accrued interest receivable on loans, leases, debt securities and other interest bearing assets.

(2)   See discussion of deferred income taxes in Glossary entry on “income taxes.”

(3)   Report interest-only strips receivable in the form of a security as available-for-sale securities in Schedule RC, Item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(4)   Includes Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock.

(5)   For savings banks, include “dividends” accrued and unpaid on deposits.

Page RC-12

Schedule RC-K - Quarterly Averages(1)	22

Dollar Amount in Thousands	RCON	Bil	Mil	Thou

ASSETS
1. Interest-bearing balances due from depositary institutions	3381			23,869	1.
2. U.S. Treasury securities and U.S. Government agency obligations(2) (excluding mortgage-backed securities)	B558			82,203	2.
3. Mortgage-backed securities(2)	B559			0	3.
4. All other securities(2),(3)(includes securities issued by states and political subdivisions in the U.S.)	B560			0	4.
5. Federal funds sold and securities purchased under agreements to resell	3365			0	5.
6. Items 6.a. through 6.d. (2) are to be completed by all banks:
Loans:
(a) Total loans	3360			0	6.a.
(b) Loans secured by real estate	3385			0	6.b.
(c) Commercial and industrial loans	33?7			0	6.c.
(d) Loans to individuals for household, family, and other personal expenditures:
(1) Credit cards	B561			0	6.d.(1)
(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B562			0	6.d.(2)
7. To be completed by banks with $100 million or more in total assets(4):
Trading assets	3401			0	7.
8. Lease financing receivables (net of unearned income)	3484			0	8.
9. Total assets(5)	3368			126,388	9.
LIABILITIES
10. Interest-bearing transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)(exclude demand deposits)	34?5			0	10.
11. Nontransaction accounts:
a. Savings deposits (includes MMDAs)	B563			0	11.a.
b. Time deposits of $100,000 or more	A514			0	11.b.
c. Time deposits of less than $100,000	A529			0	11.c.
12. Federal funds purchased and securities sold under agreements to repurchase	3353			0	12.
13. To be completed by banks with $100 million or more in total assets: (4) Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	3355			0	13.

Memorandum	Dollar Amount in Thousands	RCON	Bil	Mil	Thou

1. Memorandum item 1 is to be completed by:(4)
• banks with $300 million or more in total assets, and
• banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans. Loans to finance agricultural production and other loans to farmers		3386			N/A	M.1.

(1)   For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).

(2)   Quarterly averages for all debt securities should be based on amortized cost.

(3)   Quarterly averages for all equity securities should be based on historical cost.

(4)   The asset size tests and the five percent of total loans test are generally based on the total assets and total loans reported on the June 30, 2003, Report of Condition.

(5)   The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Page RC-13

23

Schedule RC-L - Derivatives and Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou

1. Unused commitments:

a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity lines	3814			0	1.a.

b. Credit card lines	3815			0	1.b.

c. (1) Commitments to fund commercial real estate, construction, and land development loans secured by real estate	3816			0	1.c.(1)

(2) Commitments to fund commercial real estate, construction, and land development loans NOT secured by real estate	6550			0	1.c.(2)

d. Securities underwriting	3817			0	1.d.

e. Other unused commitments	3818			0	1.e.

2. Financial standby letters of credit	3819			0	2.

a. Amount of financial standby letters of credit conveyed to others	3820			0	2.a.

3. Performance standby letters of credit	3821			0	3.

a. Amount of performance standby letters of credit conveyed to others	3822			0	3.a.

4. Commercial and similar letters of credit	3411			0	4.

5. To be completed by banks with $100 million or more in total assets:(1) Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank	3428			0	5.

6. Securities lent (including customers’ securities lent where the customer is indemnified against loss by the reporting bank)	3433			0	6.

7. Credit derivatives:

a. Notional amount of credit derivatives on which the reporting bank is the guarantor	A534			0	7.a.

(1) Gross positive fair value	C219			0.	7.a(1)

(2) Gross negative fair value	C220			0	7.a.(2)

b. Notional amount of credit derivatives on which the reporting bank is the beneficiary	A535			0	7.b.

(1) Gross positive fair value	C221			0	7.b.(1)

(2) Gross negative fair value	C222			0	7.b.(2)

8. Spot foreign exchange contracts	8765			0	8.

9. All other off-balance sheet liabilities (exclude derivatives)(itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)	3430			0	9.

a. Securities borrowed	3432			0	9 a.

b. Commitments to purchase when-issued securities	3434			0	9 b.

c. TEXT 3555	3555			0	9 c.

d. TEXT 3556	3556			0	9 d.

e. TEXT 3557	3557			0	9 e.

10. All other off-balance sheet assets (exclude derivatives)(itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)	5591			0	10.

a. Commitments to sell when-issued securities	3435			0	10 a.

b. TEXT 5592	5592			0	10 b.

c. TEXT 5593	5593			0	10 c.

d. TEXT 5594	5594			0	10 d.

e. TEXT 5595	5595			0	10 e.

(1) The $100 million asset size test is generally based on total assets reported in the June 30, 2003, Report of Condition.

Page RC-14
24

11. Year-to-date merchant credit card sales volume:

	RCON	Bil	Mil	Thou

a. Sales for which the reporting bank is the acquiring bank	C223			0	11.a
b. Sales for which the reporting bank is the agent bank with risk	C224			0	11.b

Dollar Amounts in Thousands	(Column A) Interest Rate Contracts				(Column B) Foreign Exchange Contracts				(Column C) Equity Derivative Contracts				(Column D) Commodity and Other Contracts
Derivatives Position Indicators	Tril	Bil	Mil	Thou	Tril	Bil	Mil	Thou	Tril	Bil	Mil	Thou	Tril	Bil	Mil	Thou

12. Gross amounts (e.g., notional amounts) (for each column, sum of items 12.a. through 12.e must equal sum of items 13 and 14):		RCON	8693			RCON	8694			RCON	8695			RCON	8696

a. Futures contracts				0				0				0				0	12.a

		RCON	8697			RCON	8698			RCON	8699			RCON	8700

b. Forward contracts				0				0				0				0	12.b.

c. Exchange-traded option contracts		RCON	8701			RCON	8702			RCON	8703			RCON	8704

(1) Written options				0				0				0				0	12.c.(1)

		RCON	8705			RCON	8706			RCON	8707			RCON	8708

(2) Purchase options				0				0				0				0	12.c(2)

d. Over-the-counter option contracts		RCON	8709			RCON	8710			RCON	8711			RCON	8712

(1) Written options				0				0				0				0	12.d.(1)
		RCON	8713			RCON	8714			RCON	8715			RCON	8716
(2) Purchased options				0				0				0				0	12.d.(2)
		RCON	3450			RCON	3826			RCON	8719			RCON	8720
e. Swaps				0				0				0				0	12.e.

13. Total gross notional amount of derivative contracts held for		RCON	A126			RCON	A127			RCON	8723			RCON	8724
trading				0				0				0				0	13.

14. Total gross notional amount of		RCON	8725			RCON	8726			RCON	8727			RCON	8728
derivative contract held for
purposes other than trading				0				0				0				0	14.
a. Interest rate swaps where		RCON	A589
the bank has agreed to pay
a fixed rate				0													14 .a

15. To be completed by all banks:
Gross fair values:
a. Contracts held for trading:		RCON	8733			RCON	8734			RCON	8735			RCON	8736

(1) Gross positive fair value				0				0				0				0	15.a.(1)
		RCON	8737			RCON	8738			RCON	8739			RCON	8740
(2) Gross negative fair value				0				0				0				0	15.a.(2)
b. Contracts held for purposes other than trading:		RCON	8741			RCON	8742			RCON	8743			RCON	8744
(1) Gross positive fair value				0				0				0				0	15.b.(1)
		RCON	8745			RCON	8746			RCON	8747			RCON	8748
(2) Gross negative fair value				0				0				0				0	15.b.(2)

Page RC-15
SCHEDULE RC-M- MEMORANDA	25

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou

1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
a. Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests			6164			0	1.a.

b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent Number of total capital as defined for this purpose in agency regulations	6165	0					1.b.

2. Intangible assets other than goodwill:
a. Mortgage servicing assets			3164			0	2.a.
(1) Estimated fair value of mortgage servicing assets	A590	0					2.a.(1)
b. Purchased credit card relationships and nonmortgage servicing assets			B026			0	2.b.
c. All other identifiable intangible assets			5507			0	2.c.
d. Total (sum of items 2.a, 2.b, and 2.c)(must equal Schedule RC, item 10.b)			0426			0	2.d.

3. Other real estate owned:
a. Direct and indirect investments in real estate ventures			5372			0	3.a.
b. All other real estate owned:
(1) Construction, land development, and other land			5508			0	3.b.(1)
(2) Farmland			5509			0	3.b.(2)
(3) 1-4 family residential properties			5510			0	3.b.(3)
(4) Multifamily (5 or more) residential properties			5511			0	3.b.(4)
(5) Nonfarm nonresidential properties			5512			0	3.b.(5)
c. Total (sum of items 3.a and 3.b)(must equal Schedule RC, item 7)			2150			0	3.c.

4. Investments in unconsolidated subsidiaries and associated companies:
a. Direct and indirect investments in real estate ventures			5374			0	4.a.
b. All other investments in unconsolidated subsidiaries and associated companies			5375			0	4.b.
c. Total (sum of items 3.a and 3.b)(must equal Schedule RC, item 8)			2130			0	4.c.

5. Other borrowed money:
a. Federal Home Loan Bank advances:
(1) With a remaining maturity of one year or less(1)			2651			0	5.a.(1)
(2) With a remaining maturity of more than one year through three years			B565			0	5.a.(2)
(3) With a remaining maturity of more than three years			B566			0	5.a.(3)
b. Other borrowings:
(1) With a remaining maturity of one year or less			B571			0	5.b.(1)
(2) With a remaining maturity of more than one year through three years			B567			0	5.b.(2)
(3) With a remaining maturity of more than three years			B568			0	5.b.(3)
c. Total (sum of items 5.a.(1) through 5.b.(3) must equal Schedule RC, item 16)			3190			0	5.c.

				RCON		(Y/N)
6. Does the reporting bank sell private label or third party mutual funds and annuities? Enter “Y” for YES or “N” for NO				B569		N	6.

			RCON	Bil	Mil	Thou
7. Assets under the reporting bank’s management in proprietary mutual funds and annuities			B570			0	7.

8. Primary Internet Web site address of the bank (home page), if any (Example: www.examplebank.com)(TEXT 4087) http://www.deutsche-bank.com
							8.

				RCON		(Y/N)
9. Do any of the bank’s Internet Web sites have transactional capability, i.e, allow the bank’s customers to execute transactions on their accounts through the Web site?				4088		N	9.

(1) Includes overnight Federal Home Loan Bank advances.

Page RC-16
SCHEDULE RC-N - Past Due and Nonaccrual Loans,	[26]
Leases, and Other Assets

	(Column A) Past Due 30 through 89 days and still accruing				(Column B) Past due 90 days or more and still accruing				(Column C) Nonaccrual
Derivatives Position Indicators	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans	2759			0	2769			0	3492			0	1.a

b. Secured by farmland	3493			0	3494			0	3495			0	1.b

c. Secured by 1-4 family residential properties:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5398			0	5399			0	5400			0	1.c(1)

(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens	C236			0	C237			0	C229			0	1.c(2(a)

(b) Secured by junior liens	C238			0	C239			0	C230			0	1.c(2(b)

d. Secured by multifamily (5 or more) residential properties	3499			0	3500			0	3501			0	1.d

e. Secured by nonfarm nonresidential properties	3502			0	3503			0	3504			0	1.e

2. Loans to depository institutions and acceptances of other banks	B834			0	B835			0	B836			0	2.

3. Not applicable

4. Commercial and industrial loans	1606			0	1607			0	1608			0	4.

5. Loans to individuals for household, family, and other personal expenditures:

a. Credit cards	B575			0	B576			0	B577			0	5.a

b. Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B578			0	B579			0	B580			0	5.b

6. Loans to foreign governments and official institutions	5389			0	5390			0	5391			0	6.

7. All other loans (1)	5459			0	5460			0	5461			0	7.

8. Lease financing receivables	1226			0	1227			0	1228			0	8.

9. Debt securities and other assets (exclude other real estate owned and other repossessed assets)	3505			0	3506			0	3507			0	9.

Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
10. Loans and leases reported in items
1 through 8 above which are wholly or partially guaranteed by the U.S. Government	5612			0	5613			0	5614			0	10.

a. Guaranteed portion of loans and leases included in item 10 above	5615			0	5616			0	0 5617			0	10.a.

(1) Includes past due and nonaccrual “Loans to finance agricultural production and other loans to farmers.” “Obligations (other than securities and leases) of states and political subdivisions in the U.S.,” and “Other loans.”

Page RC-17
[27]

Memoranda

	(Column A) Past Due 30 through 89 days and still accruing				(Column B) Past due 90 days or more and still accruing				(Column C) Nonaccrual
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
1. Restructured loans and leases included in Schedule RC-N, items 1 through 8, above (and not reported in Schedule RC-C, Part I, Memorandum item 1)	1658			0	1659			0	1661			0	M.1.
2. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate (included in Schedule RC-N, items 4 and 7, above	6558			0	6559			0	6560			0	M.2.
3. Memorandum items 3.a. through 3.d are to be completed by banks with $300 million or more in total assets:(1)
a. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-N, item 1, above)	1248			N/A	1249			N/A	1250			N/A	M.3.a.
b. Loans to and acceptances of foreign banks (included in Schedule RC-N, item 2, above)	5380			N/A	5381			N/A	5382			N/A	M.3.b.
c. Commercial and industrial loans to non-U.S. addressees (domicile) (included in Schedule RC-N, item 4, above)	1254			N/A	1255			N/A	1256			N/A	M.3.c.
d. Lease financing receivables of non-U.S. addressees (domicile) (included in Schedule RC-N, item 8, above)	1271			N/A	1272			N/A	1791			N/A	M.3.d.
4. Memorandum item 4 is to be completed by:(1) - banks with $300 million or more in total assets
• banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans:
Loans to finance agricultural production and other loans to farmers (included in Schedule RC-N, item 7, above)	1594			N/A	1597			N/A	1583			N/A	M.4.
5. Loans and leases held for sale (included in Schedule RC-N, items 1 through 8 above)	C240			0	C241			0	C226			0	M.5.

	(Column A) Past Due 30 through 89 days				(Column B) Past due 90 days or more
	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
6. Memorandum item 6 is to be completed by banks with $300 million or more in total assets:(1) Interest rate, foreign exchange rate, and other commodity and equity contracts:
Fair value of amounts carried as assets	3529			N/A	3530			N/A	M.6.

(1) The $300 million asset size test and the five percent of total loans test are generally based on the total assets and total loans reported on the June 30, 2003, Report of Condition.

Page RC-18

[28]
Schedule RC-O - Other Data for Deposit Insurance and FICO Assessments

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou

1. Unposted debits (see instructions):
a. Actual amount of all unposted debits	0030			01	.a.
OR
b. Separate amount of unposted debits:
(1) Actual amount of unposted debits to demand deposits	0031			01	.b.(1)
(2) Actual amount of unposted debits to time and savings deposits(1)	0032			01	.b.(2)
2. Unposted credits (see instructions):
a. Actual amount of all unposted credits	3510			0	2.a.
OR
b. Separate amount of unposted credits:
(1) Actual amount of unposted credits to demand deposits	3512			0	2.b(1)
(2) Actual amount of unposted credits to time and savings deposits(1)	3514			0	2.b(2)
3. Uninvested trust funds (cash) held in bank’s own trust department (not included in total deposits)	3520			0	3
4. Deposits of consolidated subsidiaries (not included in total deposits):
a. Demand deposits of consolidated subsidiaries	2211			0	4.a.
b. Time and savings deposits(1) of consolidated subsidiaries	2351			0	4.b.
c. Interest accrued and unpaid on deposits of consolidated subsidiaries	5514			0	4.c.
5. Not applicable

6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:

a. Amount reflected in demand deposits (included in Schedule RC-E, item 7, column B)	2314			0	6.a.
b. Amount reflected in time and savings deposits(1) (included in Schedule RC-E, item 7, column A or C, but not column B)	2315			0	6.b.
7. Unamortized premiums and discounts on time and savings deposits:(1),(2)
a. Unamortized premiums	5516			0	7.a
b. Unamortized discounts	5517			0	7.b.
8. To be completed by banks with “Oakar deposits.”
a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter:
(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	A531			N/A	8.a(1)

(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF, SAIF members report deposits attributable to BIF)

	A532			N/A	8.a(2)
b. Total deposits sold or transferred to other FDIC-insured institutions during the quarter	A533			N/A	8.b.
9. Deposits in lifeline accounts	5596
10. Benefit-responsive “Depository Institution Investment Contracts” (included in total deposits)	8432			0	10

(1)          For FDIC insurance and FICO assessment purposes, “time and savings deposits” consists of nontransaction accounts and all transaction accounts other than demand deposits.

(2)          Exclude core deposit intangibles.

Page RC-19
29

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
11. Adjustments to demand deposits reported in Schedule RC-E for certain reciprocal demand balances:
a. Amount by which demand deposits would be reduced if the reporting bank’s reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	8785			0	11.a.
b. Amount by which demand deposits would be increased if the reporting bank’s reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	A1?1			0	11.b.
c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank’s net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	A182			0	11.c.

12. Amount of assets netted against deposit liabilities on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):

a. Amount of assets netted against demand deposits	A527			0	12.a.
b. Amount of assets netted against time and savings deposits	A52?			0	12.b.

Memoranda (to be completed each quarter except as noted)

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Total deposits of the bank (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule RC, item 13.a):
a. Deposit accounts of $100,000 or less:(1)
(1) Amount of deposit accounts of $100,000 or less	2702			0	M.1.a.(1)
(2) Number of deposit accounts of $100,000 or less (to be Number completed for the June report only)	3779			N/A	M.1.a.(2)
b. Deposit accounts of more than $100,000:(1)
(1) Amount of deposit accounts of more than $100,000 Number	2710			0	M.1.b.(1)
(2) Number of deposit accounts of more than $100,000	2722			N/A	M.1.b.(2)
Memorandum item 2 is to be completed by all banks.
2. Estimated amount of uninsured deposits (see instructions)	5597			0	M.2.

3. Has the reporting institution been consolidated with a parent bank or savings  association in that parent bank’s or parent savings association’s Call  Report or Thrift Financial Report? If so, report the legal title and FDIC  Certificate Number of the parent bank or parent savings association:

	RCON	FDIC Cert No.
TEXT A545	A545		M.3.

(1)          The dollar amount used as the basis for reporting in Memoranda items 1.a. and 1.b. reflect the deposit insurance limits in effect on the report date.

Page RC-20
Schedule RC-R - Regulatory Capital	[30]

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
TIER 1 CAPITAL
1. Total equity capital (from Schedule RC, item 28)	3210			111,496	1
2. LESS: Net unrealized gains (losses) on available-for-sale securities(1) (if a gain, report as a positive value; if a loss, report as a negative value)	8434			(19	) 2
3. LESS: Net unrealized loss on available-for-sale EQUITY securities(1) (report loss as a POSITIVE value)	A221			0	3
4. LESS: Accumulated net gains (losses) on cash flow hedges(1) (if a gain, report as a positive value; if a loss, report as a negative value)	4336			0	4
5. LESS: Nonqualifying perpetual preferred stock	B588			0	5
6. Qualifying minority interests in consolidated subsidiaries	B589			0	6
7. LESS: Disallowed goodwill and other disallowed intangible assets	B590			0	7
8. Subtotal (sum of items 1 and 6, less items 2, 3, 4, 5, and 7)	C227			111,515	8
9. a. LESS: Disallowed servicing assets and purchased credit card relationships	B591			0	9.a
b. LESS: Disallowed deferred tax assets	5610			0	9.b
10. Other additions to (deductions from) Tier 1 capital	B592			0	10
11. Tier 1 capital (sum of items 8 and 10 less items 9.a and 9.b)	8274			111,515	11

TIER 2 CAPITAL
12. Qualifying subordinated debt and redeemable preferred stock	5306			0	12.
13. Cumulative perpetual preferred stock includible in Tier 2 capital	B593			0	13.
14. Allowance for loan and lease losses includible in Tier 2 capital	5310			0	14.
15. Unrealized gains on available-for-sale equity securities includible in Tier 2 capital	2221			0	15.
16. Other Tier 2 capital components	B594			0	16.
17. Tier 2 capital (sum of items 12 through 16)	5311			0	17.
18. Allowable Tier 2 capital (lesser of item 11 or 17)	8275			0	18.

19. Tier 3 capital allocated for market risk	1395			0	19.
20. LESS: Deductions for total risk-based capital	B595			0	20.
21. Total risk-based capital (sum of items 11, 18, and 19, less item 20)	3792			111,515	21.

TOTAL ASSETS FOR LEVERAGE RATIO
22. Average total assets (from Schedule RC-K, item 9)	3368			126,388	22.
23. LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above)	B590			0	23.
24. LESS: Disallowed servicing assets and purchased credit card relationships (from item 9.a. above)	B591			0	24.
25. LESS: Disallowed deferred tax assets (from item 9.b. above)	5610			0	25.
26. LESS: Other deductions from assets for leverage capital purposes	B596			0	26.
27. Average total assets for leverage capital purposes (item 22 less items 23 through 26)	A224			126,388	27.

ADJUSTMENTS FOR FINANCIAL SUBSIDIARIES
28. a. Adjustments to Tier 1 capital reported in item 11	C228			0	28.a.
b. Adjustment to total risk-based capital reported in item 21	B503			0	28.b.
29. Adjustment to risk-weighted assets reported in item 62	B504			0	29.
30. Adjustment to average total assets reported in item 27	B505			0	30.

CAPITAL RATIOS

(Column B is to be completed by all banks.	(Column A)		(Column B)
Column A is to be completed by banks with financial subsidiaries.)	RCON	Percentage	RCON	Percentage

31. Tier 1 leverage ratio(2)	7273	N/A	7204	88.23	31.
32. Tier 1 risk-based capital ratio(3)	7274	N/A	7206	632.24	32.
33. Total risk-based capital ratio(4)	7275	N/A	7205	632.24	33.

(1)   Report amount included in Schedule RC, item 26.b, “Accumulated other comprehensive income.”

(2)   The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus item 28.a divided by (item 27 minus item 30).

(3)   The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus item 28.a divided by (item 62 minus item 29).

(4)   The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28 divided by (item 62 minus item 29).

Page RC-21
[31]

Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk weight. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk weight, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).

	(Column A)			(Column B)			(Column C)			(Column D)			(Column E)			(Column F)
	Totals (from			Items Not Subject to			Allocation by Risk Weight Category
Dollar Amounts in Thousands	Schedule RC)			Risk-Weighting			0%			20%			50%			100%
Balance Sheet Asset Categories	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou
34. Cash and balances due
from depository institutions	RCON	0010					RCON	B600		RCON	B601					RCON	B602
(Column A equals the sum of			26,165						1			26,164						0 34
Schedule RC items 1.a and 1.b)	RCON	1754		RCON	B603		RCON	B604		RCON	B605		RCON	B606		RCON	B607
35. Held-to-maturity securities			0			0			0			0			0			0 35
	RCON	1773		RCON	B608		RCON	B609		RCON	B610		RCON	B611		RCON	B612
36. Available-for-sale-securities			82,219			(33)			82,252			0			0			0 36
37. Federal funds sold and	RCON	C225					RCON	C063		RCON	CO64					RCON	B520
securities purchased under
agreements to Resell			0						0			0						0 37
	RCON	5369		RCON	B617		RCON	B618		RCON	B619		RCON	B620		RCON	B621
38. Loans and leases held			0			0			0			0			0			0 38
for sale	RCON	B528		RCON	B622		RCON	B623		RCON	B624		RCON	B625		RCON	B625
39. Loans and leases, net of			0			0			0			0			0			0 39
unearned income
	RCON	3123		RCON	3123
40. LESS: Allowance for loan			0			0												40
and lease losses
	RCON	3545		RCON	B627		RCON	B628		RCON	B629		RCON	B630		RCON	B631
41. Trading Assets			0			0			0			0			0			0 41
	RCON	B639		RCON	B640		RCON	B641		RCON	B642		RCON	B643		RCON	5339
42. All other assets(1)			16,601			0			0			1,439			0			0 42
	RCON	2170		RCON	B644		RCON	5320		RCON	5327		RCON	5334		RCON	5340
43. Total assets (sum of items 34 through 42)			124,985			(33)			85,298			27,603			0			12,117 43

(1) Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, customers’ liability on acceptances outstanding, intangible assets, and other assets.

Page RC-22
[32]

	(Column A)				(Column B)
	Face Value			Credit	Credit			(Column C)			(Column D)			(Column E)			(Column F)
	or Notional			Conversion	Equivalent			Allocation by Risk Weight Category
	Amount			Factor	Amount(1)			0%			20%			50%			100%
Dollar Amounts in Thousands	Bil	Mil	Thou		Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou

Derivatives and Off-Balance Sheet Items		RCON	B546				RCON	B547	RCON	B548	RCON	B581	RCON	B582	RCON	B583

44.	Financial standby
	letters of credit			0	12.50	(2)		0		0		0		0			0 44.
45.	Performance standby	RCON	3821				RCON	B650	RCON	B651	RCON	B652	RCON	B653	RCON	B654
	letters of credit			0	0.50			0		0		0		0			0 45.
46.	Commercial and similar	RCON	3411				RCON	B655	RCON	B656	RCON	B657	RCON	B658	RCON	B659
	letters of credit			0	0.20			0		0		0		0			0 46.
47.	Risk participations in
	bankers acceptances
	acquired by the	RCON	3429				RCON	B660	RCON	B661	RCON	B662			RCON	B663
	reporting institution			0	1.00			0		0		0					0 47.
		RCON	3433				RCON	B664	RCON	B665	RCON	B666	RCON	B667	RCON	B668
48.	Securities lent			0	1.00			0		0		0		0			0 48.
49.	Retained recourse on
	small business
	obligations sold with	RCON	A250				RCON	B669	RCON	B670	RCON	B671	RCON	B672	RCON	B673
	recourse			0	1.00			0		0		0		0			0 49.
50.	Recourse and direct
	credit substitutes
	(other than financial
	standby letters of
	credit) subject to the
	low-level exposure rule
	and residual interests
	subject to a dollar-for-
	dollar capital	RCON	B541				RCON	B542							RCON	B543
	requirement			0	12.50	(3)		0									0 50.
51.	All other financial
	assets sold with	RCON	B675				RCON	B676	RCON	B677	RCON	B678	RCON	B679	RCON	B680
	recourse			0	1.00			0		0		0		0			0 51.
52.	All other off-balance	RCON	B681				RCON	B682	RCON	B683	RCON	B684	RCON	B685	RCON	B686
	sheet liabilities			0	1.00			0		0		0		0			0 52.
53.	Unused commitments with
	an original maturity	RCON	3833				RCON	B687	RCON	B688	RCON	B689	RCON	B690	RCON	B691
	exceeding one year			0	0.50			0		0		0		0			0 53.
							RCON	A167	RCON	B693	RCON	B694	RCON	B695
54.	Derivative contracts							0		0		0		0			54.

(1)   Column A multiplied by credit conversion factor.

(2)   For financial standby letters of credit to which the low-level exposure rule applies, use a credit conversion factor of 12.5 or an institution specific factor. For other financial standby letters of credit, use a credit conversion factor of 1.00. See instructions for further information.

(3)   Or institution-specific factor.

Page RC-23
[33]

		(Column C)			(Column D)			(Column E)			(Column F)
		Allocation by Risk Weight Category
		0%			20%			50%			100%
Dollar Amounts in Thousands		Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou

TOTALS
55.	Total assets, derivatives, and off-balance sheet items by risk weight category (for each column, sum of items 43 through 54)	RCON	B696	85,298	RCON	B697	27,603	RCON	B698	0	RCON	B699	23,117	55.

56.	Risk weight factor		x 0%			x 20%			x 50%			x 100%		56.

57.	Risk-weighted assets by risk weight category (for each column, item 55 multiplied by item 56)	RCON	B700	0	RCON	B701	5,521	RCON	B702	0	RCON	B703	12,117	57.

58.	Market risk equivalent assets										RCON	1651	0	58.

59.	Risk-weighted assets before deductions for excess allowance for loan and lease losses and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)										RCON	B704	17,638	59.

60.	LESS: Excess allowance for loan and lease losses										RCON	A222	0	60.

61.	LESS: Allocated transfer risk reserve										RCON	A3128	0	61.

62.	Total risk-weighted assets (item 59 minus items 60 and 61)										RCON	A223	17,638	62.

Memoranda

Dollar Amounts in Thousands	RCON	Tril	Bil	Mil	Thou

1. Current credit exposure across all derivative contracts covered by the risk-based capital standards	8764				0	M.1.

	With a remaining maturity of
	(Column A) One year or less					(Column B) Over one year through five years					(Column C) Over five years
	RCON	Tril	Bil	Mil	Thou	RCON	Tril	Bil	Mil	Thou	RCON	Tril	Bil	Mil	Thou

2. Notional principal amounts of derivative contracts:(1)

a. Interest rate contracts	3809				0	8766				0	8767				0	M.2.a.

b. Foreign exchange contracts	3812				0	8769				0	8770				0	M.2.b.

c. Gold contracts	8771				0	8772				0	8773				0	M.2.c.

d. Other precious metals contracts	8774				0	8775				0	8776				0	M.2.d.

e. Other commodity contracts	8777				0	8778				0	8779				0	M.2.e.

f. Equity derivative contracts	A000				0	A001				0	A002				0	M.2.f.

(1) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Page RC-24
34

Schedule RC-S - Servicing, Securitization, and Asset Sale Activities

	(Column A) 1-4 Family Residential Loans			(Column B) Home Equity Lines			(Column C) Credit Card Receivables			(Column D) Auto Loans
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou

BANK SECURITIZATION ACTIVITIES
1. Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller-provided credit enhancements	RCON	B705	0	RCON	B706	0	RCON	B707	0	RCON	B708	0

2. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to structures reported in item 1 in the form of:

a. Credit-enhancing interest-only strips (included in Schedules RC-B or RC-F or in Schedule RC, item 5)	RCON	B712	0	RCON	B713	0	RCON	B714	0	RCON	B715	0

b. Subordinated securities and other residual interests	RCON	C393	0	RCON	C394	0	RCON	C395	0	RCON	C396	0

c. Standby letters of credit and other enhancements	RCON	C400	0	RCON	C401	0	RCON	C402	0	RCON	C403	0

3. Reporting bank’s unused commitments to provide liquidity to structures reported in item 1	RCON	B726	0	RCON	B727	0	RCON	B728	0	RCON	B729	0

4. Past due loan amounts included in item 1:	RCON	B733		RCON	B734		RCON	B735		RCON	B736

a. 30-89 days past due			0			0			0			0

	RCON	B740		RCON	B741		RCON	B742		RCON	B743

b. 90 days or more past due			0			0			0			0

5. Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):	RIAD	B747		RIAD	B748		RIAD	B749		RIAD	B750

a. Charge-offs			0			0			0			0

	RIAD	B754		RIAD	B755		RIAD	B756		RIAD	B757

b. Recoveries			0			0			0			0

	(Column E) Other Consumer Loans			(Column F) Commercial & Industrial Loans			(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou

BANK SECURITIZATION ACTIVITIES
1. Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller-provided credit enhancements	RCON	B709	0	RCON	B710	0	RCON	B711	0	1.

2. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to structures reported in item 1 in the form of:

a. Credit-enhancing interest-only strips (included in Schedules RC-B or RC-F or in Schedule RC, item 5)	RCON	B716	0	RCON	B717	0	RCON	B718	0	2.a.

b. Subordinated securities and other residual interests	RCON	C397	0	RCON	C398	0	RCON	C399	0	2.b.

c. Standby letters of credit and other enhancements	RCON	C404	0	RCON	C405	0	RCON	C406	0	2.c.

3. Reporting bank’s unused commitments to provide liquidity to structures reported in item 1	RCON	B730	0	RCON	B731	0	RCON	B732	0	3.

4. Past due loan amounts included in item 1:	RCON	B737		RCON	B738		RCON	B739

a. 30-89 days past due			0			0			0	4.a.

	RCON	B744		RCON	B745		RCON	B746

b. 90 days or more past due			0			0			0	4.b.

5. Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):	RIAD	B751		RIAD	B752		RIAD	B753

a. Charge-offs			0			0			0	5.a.

	RIAD	B758		RIAD	B759		RIAD	B760

b. Recoveries			0			0			0	5.b.

Page RC-25
[35]

	(Column A)			(ColumnB)			(Column C)						(Column E)			(Column F)			(Column G)
	1 - 4 Family			Home			Credit			(Column D)			Other			Commercial			All Other
	Residential			Equity			Card			Auto			Consumer			& Industrial			Loans and
	Loans			Lines			Receivables			Loans			Loans			Loans			All Leases
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou

6.	Amounts of ownership (or seller’s) interests carried as:
	a. Securities (included in Schedule RC-B or in Schedule RC, item 5)			RCON	B761	RCON	B762			RCON	B763					6.a.
					0		0				0
	b. Loans (included in Schedule RC-C)			RCON	B500	RCON	B501			RCON	B502
					0		0				0					6.b.
7.	Past due loan amounts included in interests reported in item 6.a:			RCON	B764	RCON	B765			RCON	B766
	a. 30 - 89 days past due				0		0				0					7.a.
				RCON	B767	RCON	B768			RCON	B769
	b. 90 days or more past due				0		0				0					7.b.
8.	Charge-offs and recoveries on loan amounts included in interests reported in item 6.a (calendar year-to-date):			RIAD	B770	RIAD	B771			RIAD	B772					8.a.
	a. Charge-offs				0		0				0
				RIAD	B773	RIAD	B774			RIAD	B775
	b. Recoveries				0		0				0					8.b.

FOR SECURITIZATION FACILITIES
SPONSORED BY OR OTHERWISE
ESTABLISHED BY OTHER INSTITUTIONS
9.	Maximum amount of credit
	exposure arising from credit
	enhancements provided by
	the reporting bank to other
	institutions’ securitization
	structures in the form of
	standby letters of credit,
	purchased subordinated
	securities, and other	RCON	B776	RCON	B777	RCON	B778	RCON	B779	RCON	B780	RCON	B781	RCON	B782
	enhancements		0		0		0		0		0		0		0	9.
10.	Reporting bank’s unused
	commitments to provide
	liquidity to other
	institutions’ securitization	RCON	B783	RCON	B784	RCON	B785	RCON	B786	RCON	B787	RCON	B788	RCON	B789
	structures		0		0		0		0		0		0		0	10.

Page RC-26

36

	(Column A) 1 - 4 Family Residential Loans			(Column B) Home Equity Loans			(Column C) Credit Card Receivables			(Column D) Auto Loans			(Column E) Other Consumer Loans			(Column F) Commercial & Industrial Loans			(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou
BANK ASSET SALES
11. Assets sold with recourse or other seller-provided credit enhancements and not securitized by the reporting bank	RCON	B790	0	RCON	B791	0	RCON	B792	0	RCON	B793	0	RCON	B794	0	RCON	B795	0	RCON	B796	0 11
12. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to assets reported in item 11	RCON	B797	0	RCON	B798	0	RCON	B799	0	RCON	B800	0	RCON	B801	0	RCON	B802	0	RCON	B803	0 12

Memoranda

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou

1.	Small business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act of 1994:
	a.	Outstanding principal balance	A249			0	M.1.a.
	b.	Amount of retained recourse on these obligations as of the report date	A250			0	M.1.b.
2.	Outstanding principal balance of assets serviced for others:
	a.	1-4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements	B804			0	M.2.a.
	b.	1-4 family residential mortgages serviced with no recourse or other servicer-provided credit enhancements	B805			0	M.2.b.
	c.	Other financial assets(1)	A591			0	M.2.c.
3.	Asset-backed commercial paper conduits:
	a.	Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of credit, subordinated securities, and other enhancements:
		(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B806			0	M.3.a.(1)
		(2) Conduits sponsored by other unrelated institutions	B807			0	M.3.a.(2)
	b.	Unused commitments to provide liquidity to conduit structures:
		(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B808			0	M.3.b.(1)
		(2) Conduits sponsored by other unrelated institutions	B809			0	M.3.b.(2)
4.	Outstanding credit card fees and finance charges included in Schedule RC-S, item 1, column C(2)		C407			N/A	M.4.

(1)                                  Memorandum item 2.c is to be completed if the principal balance of other financial assets serviced for others is more than $10 million.

(2)           Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

Page RC-27
Schedule RC-T - Fiduciary and Related Services		[37]

ITEMS 12 THROUGH 23 AND MEMORANDUM ITEM 4 WILL NOT BE MADE AVAILABLE TO THE PUBLIC ON AN INDIVIDUAL INSTITUTION BASIS.

		RCON	(Y/N)

1.	Does the institution have fiduciary powers? (enter “Y” for YES or “N” for NO)	A345	Y 1.
(If “NO,” do not complete Schedule RC-T.)

		RCON	(Y/N)

2.	Does the institution exercise the fiduciary powers it has been granted? (enter “Y” for YES or “N” for NO)	A346	Y 2.

		RCON	(Y/N)

3.

Does the institution have any fiduciary or related activity (in the form of assets or accounts) to report in this schedule? (enter “Y” for YES or “N” for NO) (If “NO,” do not complete the rest of Schedule RC-T.)

		B867	Y 3.

If the answer to item 3 is “YES,” complete the applicable items of Schedule RC-T, as follows:

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceding calendar year must complete:

• Items 4 through 19 quarterly,

• Items 20 through 23 annually with the December report, and

• Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

• Items 4 through 23 annually with the December report, and

• Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

• Items 4 through 10 annually with the December report, and

• Memorandum items 1 through 3 annually with the December report.

									(Column C)			(Column D)
			(Column A)			(Column B)			Number of			Number of
			Managed			Non-Managed			Managed			Non-Managed
Dollar Amounts in Thousands			Assets			Assets			Accounts			Accounts
			Tril Bil	Mil	Thou	Tril Bil	Mil	Thou

FIDUCIARY AND RELATED ASSETS			RCON	B868		RCON	B869		RCON	B870		RCON	B871
4.	Personal trust and agency accounts				305,788			11,885			150			24
5.	Retirement related trust and agency accounts:
	a.	Employee benefit - defined	RCON	B872		RCON	B873		RCON	B874		RCON	B875
		contribution			0			0			0			0 5.a.
	b.	Employee benefit - defined	RCON	B876		RCON	B877		RCON	B878		RCON	B879
		benefit			0			0			0			0 5.b.
			RCON	B880		RCON	B881		RCON	B882		RCON	B883
	c.	Other retirement accounts			0			0			0			0 5.c.
			RCON	B884		RCON	B885		RCON	C001		RCON	C002
6.	Corporate trust and agency accounts				0			10,207,352			0			3,603 6.
7.	Investment management agency		RCON	B886					RCON	B888
	accounts				227,077						69			7.
			RCON	B890		RCON	B891		RCON	B892		RCON	B893
8.	Other fiduciary accounts				0			0			0			0 8.
9.	Total fiduciary accounts		RCON	B894		RCON	B895		RCON	B896		RCON	B897
	(sum of items 4 through 8)				532,865			10,219,237			219			3,605 9.
						RCON	B898					RCON	B899
10.	Custody and safekeeping accounts							0						0 10.
11.	Not applicable

Page RC-28
[38]

CONFIDENTIAL

Memoranda

Managed Assets
Dollar Amounts in Thousands	RCON	Tril Bil Mil Thou

1. Managed assets held in personal trust and agency accounts:
a. Noninterest-bearing deposits	B913	N/A	M.1.a
b. Interest-bearing deposits	B914	N/A	M.1.b.
c. U.S. Treasury and U.S. Government agency obligations	B915	N/A	M.1.c.
d. State, county, and municipal obligations	B916	N/A	M.1.d.
e. Money market mutual funds	B917	N/A	M.1.e.
f. Other short-term obligations	B918	N/A	M.1.f.
g. Other notes and bonds	B919	N/A	M.1.g.
h. Common and preferred stocks	B920	N/A	M.1.h.
i. Real estate mortgages	B921	N/A	M.1.i.
j. Real estate	B922	N/A	M.1.j.
k. Miscellaneous assets	B923	N/A	M.1.k.
l. Total managed assets held in personal trust and agency accounts (sum of Memorandum items 1.a through 1.k) (must equal Schedule RC-T, item 4, column A)	B868	N/A	M.1.l.

			(Column A) Number of Issues		(Column B) Principal Amount Outstanding
Dollar Amounts in Thousands			RCON		RCON	Tril	Bil	Mil	Thou

2.	Corporate trust and agency accounts:
	a.	Corporate and municipal trusteeships	B927	N/A	B928				N/A	M.2.a.
	b.	Transfer agent, registrar, paying agent, and other corporate agency	B929	N/A						M.2.b.

Page RC-29
39

		(Column A) Number of Issues		(Column B) Principal Amount Outstanding
Dollar Amounts in Thousands		RCON		RCON	Tril	Bil	Mil	Thou

3.	Collective investments fund and common trust funds:
	a. Domestic equity	B931	N/A	B932				N/A	M.3.a.
	b. International/Global equity	B933	N/A	B934				N/A	M.3.b.
	c. Stock/Bond blend	B935	N/A	B936				N/A	M.3.c
	d. Taxable bond	B937	N/A	B938				N/A	M.3.d.
	e. Municipal bond	B939	N/A	B940				N/A	M.3.e.
	f. Short term investments/Money market	B941	N/A	B942				N/A	M.3.f.
	g. Specialty/Other	B943	N/A	B944				N/A	M.3.g.
	h. Total collective investment funds (sum of Memorandum items 3.a through 3.g)	B945	N/A	B946				N/A	M.3.h.

Confidential

Page RC-30
40

Optional Narrative Statement Concerning the Amounts

Reported in the Reports of Condition and Income

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER INDEMNIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-T, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the “No comment” box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as “No statement,” “Not applicable,” “N/A,” “No comment,” and “None.”

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank’s statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement’s accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

BANK MANAGEMENT STATEMENT (Either enter text in the field below or skip and leave blank for “No comment”):

(TEXT 6980)